EXHIBIT 10.2

[LOGO GETZLER HENRICH MANAGEMENT & FINANCIAL CONSULTANTS]




March 30, 2009

Mr. Louis V. Aronson
President and Chief Executive Officer
Ronson Corporation
Corporate Park III, Campus Drive
Somerset, NJ 08875

Dear Mr. Aronson:

Reference  is  made  to  the  Engagement  Letter  dated  January  6,  2009  (the
"Engagement Letter") between Getzler Henrich & Associates LLC ("Getzler Henrich") and Ronson Corporation (together with its subsidiaries, the "Company"). Capitalized terms utilized herein and not otherwise defined herein shall have the meanings set forth in the Engagement Letter.

Getzler Henrich and the Company have agreed to expand the scope of the services provided by Getzler Henrich under the Engagement Letter, and are entering into this new agreement (this "Agreement") to define the scope of the services to be provided by Getzler Henrich and the fees to be paid with respect thereto. Accordingly, Getzler Henrich shall provide, and the Company shall retain, the services of Joel Getzler as Chief Restructuring Officer ("CRO") with responsibility for operations, finance, accounting and related administrative issues, subject to the terms hereof and to the authority of and reporting to the Board of Directors of the Company (the "Board"). The CRO shall be authorized but not required to make final and binding decisions with respect to operating, finance and accounting matters in as he deems necessary or appropriate. The CRO shall devote such time to the performance of his services hereunder, including onsite involvement at the Company's offices, as he determines appropriate in his sole discretion. The CRO is authorized to utilize the services of other personnel of Getzler Henrich in performing the services hereunder, and it is understood and agreed that Robert Gorin will have a substantial role in the performance of the services hereunder.

In particular, but subject to the foregoing, the CRO shall:

         o        Manage the day-to-day operations of the Company;

         o Supervise the banking relationships, cash management and budgeting process of the Company;

         o        Supervise the management and employees of the Company;

         o Monitor, and work to facilitate, the sale of Ronson Aviation, Inc. ("RAI") and any other Transaction (as defined below) including, but not limited to, the engagement of an investment banker satisfactory to CRO and Wells Fargo National Association, acting through its Wells Fargo Business Credit operating division ("WF");

         o Render advice to the Board with respect to, but not limited to:

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                  o        The  borrowing  of money and creation of liens on the
                           assets of the Company;

                  o        The sale of all or part of the assets of the Company;

                  o The termination of the Company's operations, and the liquidation, surrender and/or abandonment of the Company's assets;

                  o Any proceedings on behalf of or involving the Company, including, without limitation, assigning the Company's assets for the benefit of its creditors or filing for bankruptcy or other protection from creditors in state or federal courts (any of the foregoing, an "Insolvency Proceeding"); and

                  o The development of restructuring plans for the Company, including, without limitation, restructuring plans involving the Company's existing secured debt, a recapitalization of the Company, or asset sales, divestitures, liquidations or other disposition of assets of the Company, whether as part of or outside of any Insolvency Proceeding (any of the foregoing, including without limitation a sale or other disposition in whole or in part of RAI or the assets thereof, a "Transaction").

Getzler Henrich and the Company agree that:

         o        Getzler   Henrich   and  the  CRO   shall,   subject   to  the
                  Confidentiality Agreement, have open and unfettered access to all information concerning but not limited to:

                  o        The sale of RAI and any other potential Transaction;

                  o        Efforts to obtain financing for the Company; and

                  o        Any and all data relating to the Company.

         o It is expressly agreed that any member of the Board, or the existing CEO of the Company, having a request for an employee of the Company will make such request through the CRO.

         o The CRO will report to John Bess and Gerard Quinnan (collectively, the "Report Person"), it being agreed that the CRO can report to, and receive approval from, either Report Person.

         o Louis V. Aronson II, will have the following responsibilities during the term of this Agreement: advise and consult with the CRO from time to time at the reasonable request of the CRO, in all matters relating to the business and affairs of the Company. During the term of this Agreement, Mr. Aronson will only be physically present at the Company's premises at the discretion of the CRO.

         o Payment of all salaries, fees, perks and expenses to all members of the Board and the CEO are deferred during the term of this Agreement until the CRO deems it appropriate to reinstate them (the foregoing not to extend to any health insurance

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                  premiums  paid for any of such persons in a manner  consistent with the Company's past practices); provided, that no amounts so deferred shall be paid unless the Deferred Amount and the Existing Receivable have been paid in full.

         o        The go-forward  salaries of D. Holcomb, W. Blair, A. Grabicki,
                  S. Smith, and B. Clemmens will be returned to the salaries being earned prior to December 16, 2008.

         o The CRO can engage other third party professionals in order to advise him and the Company, including, but not limited to, the engagement of an investment banker satisfactory to CRO and WF.

The CRO shall report regularly to the Report Person and shall seek approval of the Board for any Transactions of a type typically requiring such approval. Without limiting the foregoing, the CRO shall not be authorized to terminate or hire any officer of the Company without prior written approval of the Report Person.

The CRO shall further, from time to time at the direction of the Report Person, advise the Report Person with respect to the ongoing activities of the Company's consumer products division.

Getzler Henrich shall be compensated during the term of this Agreement as follows:

         1. A flat fee of $15,000 per week for the services of Joel Getzler as CRO;

         2. Hourly charges of $475 for the services of Robert Gorin, as needed;

         3.       Hourly charge of $335 for Hadar Weiss, as needed; and

         4. Other charges as set forth below for other Getzler Henrich staff.

All work performed (other than Joel Getzler) will be billed on an hourly basis. The hourly rates (other than with respect to rates for Joel Getzler, Robert Gorin and Hadar Weiss) are as follows:

         Principal / Managing Director               $405-550

         Vice President / Director                   $335-485

         Associate Professionals and Consultants     $190-375

Note that Getzler Henrich does not provide assurance regarding the outcome of its work and its fees will not be contingent on the results of such work.

Getzler Henrich will bill the Company weekly for fees and reasonable out-of-pocket expenses incurred by Getzler Henrich in connection with the services rendered herein. Such expenses include, but are not limited to, out-of-town travel (meals, lodging, parking, etc.), telephone calls, general office services, delivery services, and photocopying. All out-of-pocket expenses in excess of One Thousand Dollars ($1,000) per week are subject to prior approval by the Report Person. The Company acknowledges that Getzler Henrich invoices are due and payable each week upon presentation. If an invoice is not paid in accordance with this Agreement on a timely basis, Getzler Henrich and the CRO reserve the right to cease work until the matter is settled.

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Fees in the aggregate to Getzler Henrich under items 1 through 4 above shall not exceed $130,000 for the initial four-week term of this Agreement without the prior written approval of the Report Person.

In addition, Getzler Henrich shall receive a signing bonus for agreeing to act as CRO in the amount of $200,000 (the "Signing Bonus"). This Signing Bonus is deemed earned in full upon execution and delivery hereof, and shall be payable as provided below.

The Company acknowledges that it owes Getzler Henrich $190,000 in fees under the Engagement Agreement for services rendered prior to the date hereof and for fees and expenses in connection with creating and perfecting the security interest referred to below (the "Existing Receivable"), which shall be payable as provided below. The Company acknowledges and agrees that the Existing Receivable is payable without offset or counterclaim, and the Company agrees that it has no claim against Getzler Henrich or any of its personnel for services rendered under the Engagement Letter and releases Getzler Henrich and all such persons from any liability with respect thereto.

During the term of this Agreement, Getzler Henrich shall receive $10,000 (plus any and all expenses payable as provided above) on a weekly basis. The balance of the amounts payable under this Agreement, including, without limitation, the Signing Bonus (such amounts, the "Deferred Amount") and the Existing Receivable will be payable in full upon the first to occur (the "Deferred Payment Date") of
(i) the consummation of a Transaction; provided, that if both (x) such Transaction has not resulted in proceeds sufficient to satisfy the Company's indebtedness to WF and (y) the Company is not paying balances due to any other professionals, the Deferred Amount and the Existing Receivable will not be paid upon consummation of a Transaction unless such payment is consented to by WF, or
(ii) August 31, 2009.

The payment of the Deferred Amount and the Existing Receivable shall be a condition to the consummation of any such Transaction, and Getzler Henrich shall have the right to inform the other party(ies) to any such Transaction that payment of the Deferred Amount and the Existing Receivable is a condition to the consummation of a Transaction; provided, that except as otherwise agreed by the Company, Getzler Henrich and WF, if the Company and WF consent to a Transaction, the failure to fully pay the amounts set forth above shall not result in the Company not being able to consummate such Transaction.

The term of Getzler Henrich's engagement hereunder shall commence when (i) this letter is signed and delivered by the parties hereto and (ii) Getzler Henrich's personnel are added to the Company's Directors & Officers insurance policy ("D&O Policy") as required below pursuant to an endorsement in form and substance acceptable to Getzler Henrich. The initial term of the engagement under this Agreement is four (4) weeks, or such longer period during which WF shall continue to make revolving advances under its credit arrangements with the Company in an amount sufficient to fund the Company's cash flow needs (including payments required under this Agreement) (but no later than the Deferred Payment
Date), unless sooner terminated by either party thereto as provided below, and shall automatically terminate at such time without notice or action by any party unless extended in a writing signed by the parties hereto. This engagement may be terminated by the Board, at any time, upon providing two (2) business days written notice thereof to Getzler Henrich. This Agreement may be terminated by Getzler Henrich (w) if its invoices are not paid when rendered in accordance with the terms of this Agreement, upon two (2) business days prior written

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notice to the Board and failure of the Company to pay such  invoice  within such period; (x) any other material breach hereof by the Company, upon two (2) business days prior written notice to the Board and failure to cure such breach within such period, (y) Getzler Henrich or the CRO shall not be receiving the cooperation of the Company and its personnel (including the Report Person) necessary, in the judgment of Getzler Henrich and the CRO, to perform their duties hereunder, upon two (2) business days prior written notice to the Board and failure to cure such lack of cooperation within such period or (z) if either
(I) a definitive agreement with respect to the sale of RAI has not been signed by April 30, 2009, or (II) if in the judgment of the CRO such sale is not anticipated to be consummated on or before June 30, 2009 (or, if the SEC has indicated it will review the Company's proxy statement in connection therewith, August 31, 2009). This Agreement, and the services of Getzler Henrich and the CRO, shall be terminated without notice or action by any party if at any time Getzler Henrich's personnel cease to be covered under the D&O Policy as required hereunder, or such D&O Policy is terminated or the coverage thereunder is reduced or limited. In addition, Getzler Henrich can terminate this Agreement at any time upon two (2) days notice to the Company for any reason not set forth above, provided, that in such case the Signing Bonus, if not yet paid, shall not thereafter be payable to Getzler Henrich. No termination of this Agreement shall affect the Company's obligation to pay Getzler Henrich any and all accrued fees and expenses through the date of termination, including without limitation the Deferred Amount and the Existing Receivable. Upon termination of this Agreement (whether at the end of the foregoing period or otherwise), this Agreement and the Engagement Letter shall automatically terminate (except for those provisions which survive such termination, including without limitation the provisions for payment of accrued fees and expenses and the indemnification, exculpation and insurance provisions thereof).

Concurrently with the execution of this letter, the Company is adding the CRO and Robert Gorin and Hadar Weiss, and will subsequently add such other persons performing services hereunder as may be requested by Getzler Henrich (Getzler Henrich and each such person, a "Covered Person") to its existing D&O policy and will notify its insurance carrier for such policy to send copies of all documentation and other communications regarding the Company's D&O policy, including without limitation any renewal or cancellation thereof, to the attention of Getzler Henrich. Upon any cancellation or nonrenewal of the D&O policy, the Company shall exercise its rights (and hereby irrevocably authorizes Getzler Henrich to exercise such right on the Company's behalf) to extend the claim period for a one-year "discovery period" and the Company shall pay such premiums required thereunder. Neither Getzler Henrich nor any other Covered Person shall have any liability to the Company or any of the officers, directors, shareholders, employees or agents of the Company or any other party to whom Getzler Henrich or any Covered Person might be liable in connection with the Company or services under this Agreement or the Engagement Letter except for liability finally determined by a court to have resulted from gross negligence or willful misconduct of Getzler Henrich or any such Covered Person.

The Company hereby agrees that each Covered Person shall be a Corporate Agent of the Company for purposes of the indemnification provisions of the Company's Certificate of Incorporation and By-laws and as such shall be entitled to indemnification under such provisions, such indemnification to be in addition to, and not in lieu of, the indemnification provided for in the Engagement Letter and the D&O Policy coverage. In addition, the Company agrees that if,

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during or following  the  completion of the service of any Covered  Person,  the
Company modifies its By-laws or Certificate of Incorporation or institutes additional or alternative arrangements with respect to the rights of directors, officers or Corporate Agents regarding indemnification, including as a result of changes in applicable law (i) that are less favorable than those in existence on the date hereof, each Covered Person shall be entitled to the protection afforded by the By-laws and/or Certificate of Incorporation as in effect before such modification or arrangements, or (ii) that are more favorable than those afforded by the Certificate of Incorporation or By-laws as of the date hereof, proper provision shall be made so that each Covered Person shall be entitled to such more favorable terms (and such more favorable terms are, without action on the part of any party, deemed applicable to each Covered Person.

Each   Covered   Person  is  an  express   third   party   beneficiary   of  the
indemnification, insurance and exculpation provisions of this Agreement and the Engagement Letter.

The indemnification sections of the Engagement Letter (including without limitation those dealing with appearance at legal proceedings) are incorporated by reference herein as if set forth in full herein. In the event of any inconsistencies between this Agreement and the Engagement Letter (including, without limitation, services to be performed hereunder, the fee and termination provisions and the insurance, indemnification and exculpation provisions), the provisions hereof shall govern and supersede the Engagement Letter.

Each of Ronson Consumer Products Corporation, a New Jersey corporation ("RCPC") and Ronson Aviation, Inc., a New Jersey corporation ("RAI") is benefiting from the services provided by Getzler Henrich and the CRO hereunder. Each of RCPC and RAI shall be jointly and severally liable with Ronson Corporation for the payment of all amounts due Getzler Henrich hereunder, including without limitation the payment of the Deferred Amount and the Existing Receivable.

To secure payment of all obligations to Getzler Henrich hereunder, including without limitation the Deferred Amount and the Existing Receivable, each of the undersigned grants Getzler Henrich a security interest in the same assets in which it has granted a security interest to WF (other than RAI's Lease in Mercer County, New Jersey), such security interest to be subordinated to the security interest granted to WF pursuant to an intercreditor agreement to be entered into with WF and the undersigned. The Company will not be required to obtain the consent of any third party in connection with the grant of such security interest. The parties agree to enter into security agreements and an intercreditor agreement to further document such security interest and subordination on or before April 3, 2009; provided, that until such agreements are executed and delivered this Agreement shall suffice to effect the grant of such security interest and the subordination thereof to WF. The proceeds realized from such security interest shall first be applied to the Deferred Amount, and then to the Existing Receivable. In addition, if requested by Getzler Henrich, the Company and its Canadian subsidiary will, in agreement with Getzler Henrich, allocate the benefits under this Agreement between the undersigned and such Canadian subsidiary, and provide for such Canadian subsidiary to be liable for a commensurate portion of the amounts payable hereunder, such liability to be secured by the same assets of such Canadian subsidiary in which WF has a security interest; provided, that this will not reduce the liability of the undersigned hereunder.

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If the foregoing is  acceptable to you,  please so indicate by signing below and returning one copy of this letter.

                                         Very truly yours,

                                         GETZLER HENRICH & ASSOCIATES LLC

                                         By: s/JOEL GETZLER
                                             -----------------------------------
                                             Joel Getzler
                                             Vice Chairman

      Agreed to and accepted:

----------------------------------------
RONSON CORPORATION


By:   s/LOUIS V. ARONSON II
      ----------------------------------
      Name: Louis V. Aronson II
      Title: President
----------------------------------------
RONSON CONSUMER PRODUCTS CORPORATION


By:   s/LOUIS V. ARONSON II
      ----------------------------------
      Name: Louis V. Aronson II
      Title: President
----------------------------------------
RONSON AVIATION, INC.


By:   s/LOUIS V. ARONSON II
      ----------------------------------
      Name: Louis V. Aronson II
      Title: President
----------------------------------------
RONSON CORPORATION OF CANADA LTD.

By:   s/LOUIS V. ARONSON II
      ----------------------------------
Name: Louis V. Aronson II
Title: President
----------------------------------------


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[LOGO GETZLER HENRICH MANAGEMENT & FINANCIAL CONSULTANTS]


January 6, 2009


Mr. Darryl K. Holcomb
Vice President, Chief Financial Officer
Ronson Corporation
Corporate Park III, Campus Drive
Somerset, NJ 08875

Dear Mr. Holcomb:

I enjoyed our brief discussion yesterday. As requested, below is our proposal for Ronson Corporation ("RC"). We welcome the opportunity to work with you.

We believe it is important for you to have confidence in our firm and the ability of our professionals to deliver the services you require. Accordingly, this proposal has been structured to explain our qualifications and resources, followed by the terms of our agreement.

OUR FIRM

Getzler Henrich & Associates LLC ("Getzler Henrich") was founded in 1968 by our Chairman, Abe Getzler. We are one of the nation's oldest corporate turnaround and restructuring firms, having successfully restructured hundreds of companies throughout the U.S., Latin America and Asia. In addition to our operational restructuring focus, we have in-depth financial restructuring, lender/creditor relationship management and financing experience. Engagements have spanned more than fifty industries, in diverse product areas. Our extensive experience in advising middle market companies enables us to adapt our approach to the precise needs of each individual client and make practical proposals to address issues.

OUR PEOPLE

Assignments are always managed with a proactive, results-oriented approach. We believe that in order to provide valuable guidance and advice to our clients, our staff must have first-hand experience at running a business. Therefore, prior to joining the firm, each team leader at Getzler Henrich gained valuable experience in managing companies. Experiences range from top executive positions at middle market companies to senior management positions at major divisions of multinationals.

The management team for this project will include:

Joel Getzler

Joel joined Getzler Henrich & Associates in 1990. Prior to joining the firm he was with Midland Montagu Ventures as part of a two-person team that invested more than $250 million in middle market manufacturing and media companies over a four year time span.


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Joel served on the boards of several companies,  advising the firms on strategic financial and operational issues. At Getzler Henrich, Joel has served as interim chief executive for several clients and his areas of expertise include corporate M&A, financing, and deal negotiation. He has a B.A. from Queens College.

Robert Gorin

Robert Gorin, as Senior Director, brings 20 years of client-centric focus to business strategy and operations through his work in corporate turnarounds, process design and improvement, corporate mergers and acquisitions, and management consulting. Prior to joining Getzler Henrich, as President and General Manager of Camlog Biotechnologies, a dental industry supplier, Robert established a U.S. presence and led an aggressive international growth program by re-aligning distribution channels and organizational design to achieve 30% annual growth. Robert was also President and Chief Operating Officer of EGC, Inc., a consumer goods wholesaler, distributor and importer. Earlier in his career, Robert served in multiple leadership roles with Chase Manhattan Bank and held senior roles with two major consulting firms, ensuring that his clients developed effective strategies and reaped value from their infrastructure investments. Robert holds both undergraduate and graduate degrees from The Wharton School.

Mark Samson

Mark Samson, Managing Director, is a more than 25-year veteran working with U.S. and foreign retail, distribution and manufacturing companies. Leveraging expertise in both crisis management and operations for healthy companies, Mark led the successful turnaround of a New York retail chain, founded a vertically-integrated specialty retailer that became the largest in the industry, and currently serves on an ASE public company board. From 1984 to 2000, Mark served as Executive Chairman and CEO of Debjon and Sidcor Group, and as Co-President of MQM. Mark has also served on the board of a joint venture between an emerging market government, private enterprise, and the World Bank. He holds a B.B.A. in Economics and Marketing from the University of South Africa. Mark is a member of the Turnaround Management Association.

OUR SERVICES

Consulting Services

o    Financial

         As financial difficulties are frequently the most urgent issue confronting companies in distress, Getzler Henrich's financial consulting services are focused on the priorities of ensuring financing, establishing controls, and improving overall financial management. Specifically, Getzler Henrich will facilitate relationships with companies' lending institutions and investors; help restructure company debt and other obligations; assist with valuations and due diligence if a sale or purchase of a company or specific division is required; work to optimize cash flow and cash management; assemble projections of financial performance; and, monitor ongoing performance.

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o    Operations

         Building on Getzler Henrich's successful turnaround and crisis management track record, the firm has built deep operational consulting capabilities to also help healthy and underperforming organizations leverage Lean Manufacturing and Six Sigma techniques to achieve operational excellence.

         Our methodology focuses on systematically eliminating or minimizing waste, maximizing productivity and efficiency from existing processes, people and systems, and optimizing manual systems. We do all this before recommending a company to automate or make substantial investments in technology solutions...creativity before capital. This means a company has a strategic roadmap before any capital investments are even considered.

         Globally  our  executives  have  led  Six  Sigma  and  Lean  Management projects.  From the  assessment  phase  through  execution,  this group brings a distinct hands-on approach to drive operational and performance improvements.

                  o Rapid Return on Investment - with a tailored, rapid methodology, we bring a pragmatic approach to achieve quick gains while building a longer-term culture focused on operational improvement.

                  o Sustainable Results - we understand that sustainability will only be achieved if necessary organizational and process changes are facilitated - not dictated. That is why we have created a results-oriented, team-driven approach.

                  o Effective Implementation - our approach begins with an operational assessment that establishes a credible fact-base and leads to a series of kaizen events focused on areas where the biggest gains can be achieved.

         The operations consulting services that Getzler Henrich provides focus on managing a company's operations to maximize cash flow, improve efficiency and help alleviate the strain on a company's financial situation. Our staff is experienced in strategic operational improvement by focusing on such factors as personnel utilization, organizational structure, product portfolios and overhead. We also devote particular attention to improving tactical operational issues such as, improving service performance, responsiveness to customer requirements/disputes, company position with respect to industry standards and requirements, and IT systems and reporting effectiveness.

o    Strategy

         Our professionals have extensive experience working with clients to develop and refine their corporate strategy by assessing their business units, the resources allocated to each and the competitive dynamics of the marketplace. We conduct a comprehensive analysis to determine how to bolster high performers, minimize the impact of underperformers (or

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

         those misaligned with the overall strategy) while improving organizational structure to support these efforts. Consistent with our straightforward approach and focus on results, we work with executives to develop strategic plans with a clear path to improve operations and increase shareholder value.

         Typically, our framework for strategic planning involves:

                  o Mission & Objectives - we work with leadership to articulate the company's mission that defines its broader purpose and goals, reflects core values, galvanizes employees to achieve the defined objectives, and provides a vision of success for organization.

                  o Market Analysis - we examine the company's internal and external environments, as it is and how it may develop in the future. The internal analysis serves to identify the company's unique strengths and weaknesses while the external analysis reveals opportunities and threats. The analysis will include evaluation of pricing, distribution and production trends, as well as traditional five-forces analysis: entry barriers, suppliers, customers, substitute products and major competitors.

                  o Strategy Formulation - our approach combines any market insights gained with a rigorous operational assessment that establishes a credible fact-base for applying its strengths to opportunities that are identified and create competitive advantages to maximize value. In the meantime, the company must address any significant weaknesses and external threats.

                  o Strategy Implementation - we understand that sustainability will only be achieved if necessary organizational and process changes are facilitated - not dictated. That is why we have created a results-oriented, team-driven approach to implement the defined strategy by organizing the necessary resources, leading the required programs, budgets and initiatives, and achieving the desired results in cooperation with leadership.

                  o Evaluation & Control - our approach insures that the implementation of the strategy is effectively monitored and any adjustments made as needed. In this way, we define which parameters are to be measured, establish target values, and provide for measurement systems to monitor and get feedback from implemented processes to fully control the operation.

o    Sales and Marketing

          The sales and marketing consulting services that Getzler Henrich provides focus on assisting or managing a company to position it for growth, improve profitability, and maximize cash flow. Our staff is experienced in enhancing sales and improving marketing effectiveness by focusing on such factors as competitive positioning, strategic marketing plan development, growth opportunity exploitation,

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

          control/expansion of margins, product/service offerings and life cycle management, personnel utilization, sales management, organizational structure and overhead.

Management Services

o    Crisis Management

         Professionals from Getzler Henrich are often requested to function as corporate management, for a period, during times of extreme crisis. Getzler Henrich staff may assume senior management functions until the crisis is successfully managed or until longer-term management is in place.

o    Interim Management

          Getzler Henrich professionals are sometimes asked to serve as CEO, CFO, CRO, or COO of client companies for a longer time period to help ensure the success of a turnaround situation.

Investment Banking Services

         Getzler Henrich provides a broad range of investment banking services including valuations, refinancing (senior debt, mezzanine debt and new equity) and the purchase and sale of companies, divisions or specific assets. Getzler Henrich has excellent research and target identification capabilities to enhance management's knowledge of potential acquirers or targets. Getzler Henrich also has strong relationships with relevant financial institutions to execute transactions in a timely and efficient fashion.


The terms of our agreement with you will be as follows:

SCOPE & TERMS OF ENGAGEMENT

Getzler Henrich shall, during the term of its engagement hereunder:

      o  For each of RC's subsidiaries as well as the consolidated organization:

         o  Review the business plan and underlying assumptions;

         o Review rolling thirteen-week cash flow model with detailed cash inflows and outflows as well as the underlying assumptions;

         o  Recommend operational and cash flow improvement alternatives;

         o Determine and understand management's performance improvement/cost reduction plan and operating goals;

         o  Review inventory levels;

         o  Work in dealing with trade payables;

         o  Work with RC regarding  the sales process for Ronson  Avalon,  Inc.;
            and

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

         o Assist RC and its subsidiaries in their negotiation with Wells Fargo Bank, N.A., and its affiliates (collectively, "WF") in connection with the administration, modification and/or restructuring of any and all credit arrangements with WF.

CONDITIONS OF ENGAGEMENT

RC agrees (i) to make available to Getzler Henrich all of RC's financial and operational information and data as requested by Getzler Henrich (all such information so furnished being the "Information"), and (ii) to permit discussions with RC personnel, in each case under clauses (i) and (ii), that Getzler Henrich might reasonably require in connection with this engagement. All such Information and discussions shall be subject to the terms and conditions of the Confidentiality Agreement which we have executed to RC. Notwithstanding the foregoing, RC agrees that WF shall have unfettered access to Getzler Henrich and Getzler Henrich shall be free to discuss with and disclose to WF all such Information and discussions. Getzler Henrich will keep RC generally apprised, and at the request of RC will keep it apprised, on the status of its discussions with WF, and will provide copies to RC of all formal and detailed written reports prepared by Getzler Henrich and delivered to WF. RC recognizes and confirms that Getzler Henrich (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated hereby without having independently verified any of the same and (b) does not assume responsibility for accurateness or completeness of the Information and such other information and (c) will not make an appraisal of any of the assets or liabilities of RC.

FEES

All work performed will be billed on an hourly basis. Our hourly rates are as follows:

          Principal / Managing Director                  $405-550
          Vice President / Director                      $335-485
          Associate Professionals and Consultants        $190-375

Hourly rates are revised periodically. We will notify you of any such changes to our rates. Note that we do not provide assurance regarding the outcome of our work and our fees will not be contingent on the results of such work.

Getzler Henrich will bill RC weekly for fees and reasonable out-of-pocket expenses incurred by Getzler Henrich in connection with the services rendered herein. Such expenses include, but are not limited to, out-of-town travel
(meals, lodging, parking, etc.), telephone calls, general office services, delivery services, and photocopying. All out-of-pocket expenses in excess of Five Hundred Dollars ($500) per week are subject to prior approval by RC. RC acknowledges that Getzler Henrich invoices are due and payable each week within three (3) business days of presentation. If an invoice is not paid on a timely basis, we reserve the right to cease work until the matter is settled.

To the extent that any services outside the scope of this engagement are required or requested, the extent of these services, and the additional compensation to be paid to Getzler Henrich for such services, shall be agreed upon prior to Getzler Henrich beginning to perform such services. These services will be entered into under a separate engagement letter.

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

A retainer of $25,000 will be required and will be applied to the final bill. Any unearned portion will be refunded promptly upon termination of this engagement.

Except for the services to be provided by Getzler Henrich, during the term of this engagement and for a period of two (2) years thereafter, RC and its subsidiaries shall not utilize, whether as employee or independent consultant, and whether directly, or indirectly, the services of any person who is, was, or had been employed by Getzler Henrich during the term of this engagement and with whom RC or its subsidiaries comes into contact.

RC will indemnify, defend and hold harmless Getzler Henrich and its affiliates and their respective shareholders, directors, officers, employees, and agents, (each an "Indemnified Party"), from and against any and all claims, liability, loss, cost, damage, or expense (including reasonable attorneys' fees) asserted against or incurred by any indemnified Party, by reason of, or arising out of or in connection with, this agreement or performance under this agreement, whether such claim, liability, loss, cost, damage, or expense is asserted by RC or any other person or entity, except in a case of gross negligence or willful misconduct by an Indemnified Party.

No Indemnified Party may settle or compromise or consent to the entry of judgment in any pending or threatened action without the prior written consent of RC. In the event of the assertion against any Indemnified Party of any claim or the commencement of any action or proceeding, RC shall be entitled to participate in such action or proceeding, and in the investigation of such claim, and after written notice from RC to assume the investigation or defense of such claim, action or proceeding with counsel reasonably satisfactory to the Indemnified Party unless such Indemnified Party is advised by its counsel that such representation would be a conflict or that there are defenses available to the Indemnified Party which are not available to RC.

If Getzler Henrich is requested or required to appear and/or testify before any tribunal by RC, whether or not pursuant to lawful process, all time spent and reasonable out-of-pocket expenditures by Getzler Henrich, including reasonable fees for legal counsel, shall be considered to have been performed under the terms of this engagement, and Getzler Henrich shall be entitled to receive payment of fees and reimbursement of expenses therefore.

Either RC or Getzler Henrich can terminate this agreement upon one week's prior written notice, except for the indemnification paragraph and payment provisions above, and the provisions of our Confidentiality Agreement, which shall survive any termination. Outstanding amounts due Getzler Henrich, if any, will be paid promptly upon receipt of a final invoice that will be provided immediately upon notice of termination by RC.

This Engagement Letter, and the Confidentiality Agreement executed by RC and Getzler Henrich contains the entire agreement among the parties relating to the subject herein except. Any modification or other changes to this Engagement

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

Letter must be in writing and signed by the parties hereto to be enforceable.

Please confirm your acceptance of the terms of our agreement by signing and returning one copy of this letter.

The retainer should be wired to Getzler Henrich & Associates LLC c/o JP Morgan Chase Bank, account # 621505952665, routing/ABA # 021 0000 21. Future payments should be wired to that account as well.



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


We look forward to working with you. Please feel free to contact me for any additional information or clarification.

Sincerely,


s/JOEL GETZLER
--------------------------------------------
Joel Getzler
Vice Chairman


Ronson Corporation
Agreed to and Accepted:


By:          s/LOUIS V. ARONSON II
             -------------------------------

Print Name:  Louis V. Aronson II
             -------------------------------

Title:       President and C.E.O.
             -------------------------------

Date:        January 12, 2009
             -------------------------------



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